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Exhibit 99.3

Unaudited pro forma condensed combined
financial information

On June 9, 2008, we entered into a definitive agreement to acquire HCS from Honeywell. The accompanying unaudited pro forma condensed combined financial statements give effect to the following transactions, which we refer to collectively as the "Transactions":

    •
    our issuance of $500.0 million aggregate principal amount of the notes that we may offer;

    •
    our entry into a new senior credit facility, which is expected to consist of a term loan facility of $575.0 million and a revolving credit facility of $350.0 million. At the closing of the HCS acquisition, it is expected that we will borrow $575.0 million under the term loan facility.

    •
    our payment of $865.8 million in cash and six million shares of our common stock to Honeywell as purchase consideration for the HCS acquisition (assuming a price of $30.70 per share); and

    •
    the repayment of $151.4 million of outstanding borrowings and accrued interest under our existing senior credit facility.

The unaudited pro forma condensed combined financial information gives effect to the consummation of the Transactions, including the HCS acquisition; however, the issuance of the notes that we may offer will not be conditioned upon the completion of the HCS acquisition. Therefore, the notes that we may offer would remain outstanding whether or not we complete the HCS acquisition.

The unaudited pro forma condensed combined balance sheet as of March 31, 2008 gives effect to the Transactions as if the Transactions had occurred on March 31, 2008, using the purchase method of accounting. The unaudited pro forma condensed combined statements of operations have been adjusted to give effect to the Transactions as if the Transactions had occurred on January 1, 2007.

The unaudited pro forma condensed combined balance sheet as of March 31, 2008 has been derived from our unaudited condensed consolidated balance sheet as of March 31, 2008 and HCS's unaudited condensed combined balance sheet as of March 31, 2008. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 has been derived from our audited consolidated statement of earnings and comprehensive income and HCS's audited combined statement of income for the year ended December 31, 2007. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2008 has been derived from our unaudited condensed consolidated statement of earnings for the three months ended March 31, 2008 and HCS's unaudited combined statement of income for the three months ended March 31, 2008.

The unaudited pro forma condensed combined financial information reflects pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that we believe are reasonable under the circumstances, and the actual results could differ materially from these anticipated results. In our opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed combined financial information does not purport to represent what our results of operations or financial position would actually have been had the Transactions occurred on such dates or to project our results of operations or financial position for any future date or period. The unaudited pro forma condensed combined financial information reflects our preliminary estimates of the allocation of the purchase price for HCS (assuming the acquisition closes). The final allocation of the purchase price for HCS will be determined after completion of the acquisition and will be based on the actual purchase price, the tangible and intangible assets acquired and liabilities assumed. The unaudited pro forma condensed combined financial statements do not reflect any adjustments to conform accounting practices of HCS with that of the Company, other than those mentioned in the notes thereto, or to reflect any cost savings or other benefits anticipated as a result of the acquisition, the effect of asset dispositions, if any, or any transaction related expenses.

Honeywell currently charges HCS for certain human resources, benefits management, accounting, legal, treasury, information technology and sales and marketing services provided by Honeywell. The total amount allocated to HCS by Honeywell during the year ended December 31, 2007 and for the three months ended March 31, 2008 was $13.1 million and 3.0 million, respectively. While these allocations will cease upon the acquisition of HCS by us, such costs have not been adjusted in the accompanying unaudited pro forma financial information. We have entered into a transitional services agreement with Honeywell under which Honeywell will provide HCS with certain legal, accounting, sales and marketing, employee benefits and information technology services for up to two years after the date of acquisition. We expect that HCS will be billed between $0.4 million and $0.8 million per month during this period for such services, depending on the services actually requested. The accompanying unaudited pro forma information does not include the impact of this transitional services agreement.

You should read the following unaudited pro forma condensed combined financial information in conjunction with the financial statements and related notes.

Unaudited pro forma condensed combined balance sheet
as of March 31, 2008

	Historical
(dollars in millions)	BE Aerospace	HCS	Adjustments		Pro forma

Assets
Current assets:
Cash and cash equivalents	$40.4	$35.1	$1,016.7	(a)	$29.9
			(151.4)	(b)
			(875.8)	(c)
			(35.1)	(e)
Accounts receivable—trade, net	280.1	64.5			344.6
Due from Honeywell		2.8	(2.8)	(e)	0.0
Inventories, net	684.4	332.3			1,016.7
Deferred income taxes, net	41.0	14.2			55.2
Note due from Honeywell		1.0	(1.0)	(e)	0.0
Other current assets	18.3	2.3			20.6

Total current assets	1,064.2	452.2	(49.4)		1,467.0
Property & equipment, net	118.4	1.6	1.4	(f)	121.4
Goodwill	473.8	288.9	1,060.0	(c)	1,059.4
			(147.6)	(d)
			(614.3)	(e)
			(1.4)	(f)
Identifiable intangible assets, net	141.9		150.0	(d)	291.9
Other assets, net	27.2	1.9	58.3	(a)	84.2
			(3.2)	(b)

	$1,825.5	$744.6	$453.8		$3,023.9

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$184.3	$78.9	$—		$263.2
Due to Honeywell		0.4	(0.4)	(e)	0.0
Note due to Honeywell		13.0	(13.0)	(e)	0.0
Accrued liabilities	109.2	6.8	(1.4)	(b)	114.6
Current portion of long-term debt	1.5		—		1.5

Total current liabilities	295.0	99.1	(14.8)		379.3
Long-term debt	150.2		1,075.0	(a)	1,075.2
			(150.0)	(b)
Deferred income taxes, net	35.5	5.6	(1.3)	(b)	42.2
			2.4	(d)
Other liabilities	21.3	0.1	—		21.4

Total liabilities	502.0	104.8	911.3		1,518.1

Stockholders' equity:
Common stock	0.9		0.1	(c)	1.0
Additional paid-in capital	1,328.0		184.1	(c)	1,512.1
Invested equity		642.4	(642.4)	(e)	0.0
Accumulated deficit	(41.2)		(1.9)	(b)	(43.1)
Accumulated other comprehensive income (loss)	35.8	(2.6)	2.6	(e)	35.8

Total stockholders' equity	1,323.5	639.8	(457.5)		1,505.8

	$1,825.5	$744.6	$453.8		$3,023.9

Unaudited pro forma condensed combined statement of
operations for the three months ended March 31, 2008

	Historical
(dollars in millions, except per share data)
	BE Aerospace	HCS	Adjustments		Pro forma

Net sales	$473.2	$144.1	$3.3	(a)	$620.6
Cost of sales	304.1	121.2			425.3
Selling, general and administrative	56.3	5.1	2.5	(b)	63.9
Research, development and engineering	35.4				35.4

Operating earnings	77.4	17.8	0.8		96.0
Interest expense, net	2.8	0.0	19.2	(c)	22.0

Earnings before income taxes	74.6	17.8	(18.4)		74.0
Income tax expense	26.1	6.4	(7.3)	(d)	25.2

Net earnings	$48.5	$11.4	$(11.1)		$48.8

Basic earnings per share	$0.53				$0.50

Weighted average common shares	91.6		6.0	(e)	97.6
Diluted earnings per share	$0.53				$0.50

Weighted average common shares	92.0		6.0	(e)	98.0

Unaudited pro forma condensed combined statement of
operations for the year ended December 31, 2007

	Historical
(dollars in millions, except per share data)
	BE Aerospace	HCS	Adjustments		Pro forma

Net sales	$1,677.7	$524.4	$13.0	(a)	$2,215.1
Cost of sales	1,107.6	437.3			1,544.9
Selling, general and administrative	195.2	22.0	10.0	(b)	227.3
			0.1	(c)
Research, development and engineering	127.9				127.9

Operating earnings	247.0	65.1	2.9		315.0
Interest expense, net	20.9	(0.2)	75.6	(d)	96.3
Debt prepayment costs	11.0				11.0

Earnings before income taxes	215.1	65.3	(72.7)		207.7
Income tax expense	67.8	23.8	(28.7)	(e)	62.9

Net earnings	$147.3	$41.5	$(44.0)		$144.8

Basic earnings per share	$1.67				$1.54

Weighted average common shares	88.1		6.0	(f)	94.1
Diluted earnings per share	$1.66				$1.53

Weighted average common shares	88.8		6.0	(f)	94.8

Notes to unaudited pro forma condensed combined
balance sheet as of March 31, 2008

For pro forma purposes the HCS acquisition has been accounted for as a purchase pursuant to SFAS No. 141, "Business Combinations." Under the purchase method of accounting, the total estimated purchase price is allocated to all tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values on the date the transaction is consummated (for purposes of this unaudited pro forma condensed combined balance sheet that date is assumed to be March 31, 2008). The fair value estimate of the assets and liabilities in this pro forma condensed combined balance sheet are preliminary and were developed solely to be used in these statements. Additionally, the fair value estimates are subject to revisions based on a multitude of factors and additional information that may come to our knowledge, all of which could have a material effect on the ultimate valuation. The following table summarizes the allocation of fair value to the assets and liabilities. Such allocations are subject to final determination based on valuations and other studies to be performed subsequent to closing. The final values may differ from those set forth below.

Accounts receivable	$64.5
Inventories	332.3
Deferred income taxes, net	14.2
Other current assets	2.3
Property and equipment	3.0
Goodwill	585.6
Identifiable intangibles	150.0
Other assets	1.9

Total assets acquired	1,153.8
Accounts payable and accrued liabilities	(103.8)

Net consideration paid	$1,050.0

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill is not amortized but is required to undergo impairment tests at least annually or more frequently if facts and circumstances indicate an impairment may have occurred. If an impairment exists, goodwill is immediately written down to its fair value through a charge to earnings. Accordingly, goodwill arising from the HCS acquisition will be subject to an impairment test at least annually.

(a)
Reflects term loan borrowings under the new senior credit facility of $575.0 million and the $500.0 million of notes that we may offer. Additional debt issuance costs of $58.3 million related to the new senior credit facility and the notes that we may offer have been recorded in "Other assets, net."

(b)
Reflects repayment of outstanding borrowings under our existing senior credit facility of $150.0 million, write-off of debt costs associated with the new senior credit facility (net of tax effects), and payoff of accrued interest balances.

(c)
Reflects payments of $865.8 million cash and issuance of six million shares of our common stock at a price of $30.70 per share as of June 19, 2008, as consideration for the purchase price of the HCS acquisition. Also, reflects payment of fees and expenses related to the acquisition of $10.0 million.

(d)
Reflects recording of identifiable intangible assets acquired in connection with the HCS acquisition with estimated lives of three-to-30 years, along with associated deferred tax liabilities for foreign assets. Identifiable assets are expected to include customer relationships, contracts and licensing agreements among others.

(e)
Reflects selected assets, liabilities and invested equity of HCS that will be retained by Honeywell.

(f)
Reflects the fair value step-up of certain fixed assets expected to be depreciated over estimated useful lives of three to fifteen years.

Notes to unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2008

(a)
Reflects revised pricing under exclusive supply agreement between Honeywell and HCS to provide proprietary consumables and many standard consumables to support Honeywell's Aerospace business's internal manufacturing needs.

(b)
In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," reflects amortization expense associated with identified intangible assets acquired in connection with the HCS acquisition over estimated lives of three to 30 years. Identifiable intangible assets are expected to include customer relationships, contracts and licensing agreements among others. The estimated lives of these intangible assets will be based on the length of the contract or agreement, the expected life of a customer relationship and other factors. An increase or decrease in the amount of identified intangible assets of $10.0 million will cause a corresponding change of $0.2 million in amortization expense. An increase or decrease of one year in the estimated life of an identified intangible asset will cause a corresponding change of $0.2 million in amortization expense.

(c)
Represents additional interest expense for the three months ended March 31, 2008 after giving effect to the notes that we may offer, the term loan borrowings under the new senior credit facility of $575.0 million and the repayment of the borrowings under our existing senior credit facility as part of the Transactions. Historic interest expense eliminated was $3.0 million. Estimated interest expense of $22.2 million resulting from the new indebtedness represented by the notes that we may offer and the term loan borrowings under the new senior credit facility, assuming a weighted average interest rate of 7.2%, was added. The adjustment assumes amortization of debt issuance costs on a straight-line basis over the respective maturities of the indebtedness. The term loan borrowings under the new senior credit facility will bear interest at a variable rate. For each 0.125% change in interest rate, annual interest expense would change by $0.2 million.

(d)
Reflects income tax effects of adjustments (a) through (d) using an effective tax rate of 39.5%. Upon completion of the HCS acquisition, HCS will be included in our consolidated income tax return.

(e)
Reflects shares of our common stock to be issued in connection with the HCS acquisition.

Notes to unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007

(a)
Reflects revised pricing under exclusive supply agreement between Honeywell and HCS to provide proprietary consumables and many standard consumables to support Honeywell's Aerospace business's internal manufacturing needs.

(b)
In accordance with SFAS No. 142 "Goodwill and Other Intangible Assets," reflects amortization expense associated with identified intangible assets acquired in connection with the HCS acquisition over estimated lives of three to 30 years. Identifiable intangible assets are expected to include customer relationships, contracts and licensing agreements among others. The estimated lives of these intangible assets will be based on the length of the contract or agreement, the expected life of a customer relationship and other factors. An increase or decrease in the amount of identified intangible assets of $10.0 million will cause a corresponding change of $0.7 million in amortization expense. An increase or decrease of one year in the estimated life of identified intangible assets will cause a corresponding change of $0.7 million in amortization expense.

(c)
Represents additional depreciation expense related to the fair value step-up of certain property and equipment.

(d)
Represents additional interest expense for the year ended December 31, 2007 after giving effect to the notes that we may offer, the term loan borrowings under the new senior secured credit facility of $575.0 million and the repayment of the borrowings under our existing senior credit facility as part of the Transactions. Historic interest expense eliminated was $13.5 million. Estimated interest expense of $89.1 million resulting from the new indebtedness represented by the notes that we may offer and the term loan borrowings under the new senior credit facility, assuming a weighted average interest rate of 7.2%, was added in the adjustments. The adjustment assumes amortization of debt issuance costs on a straight-line basis over the respective maturities of the indebtedness. The term loan borrowings under the new senior credit facility will bear interest at a variable rate. For each 0.125% change in interest rate, annual interest expense on the total new debt (including the notes) would change by $0.7 million.

(e)
Reflects income tax effects of adjustments (a) through (d) using an effective tax rate of 39.5%. Upon completion of the acquisition, HCS will be included in our consolidated income tax return.

(f)
Reflects shares of our common stock to be issued in connection with the HCS acquisition.

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  Exhibit 99.3
Unaudited pro forma condensed combined financial information
Unaudited pro forma condensed combined balance sheet as of March 31, 2008
Unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2008
Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007
Notes to unaudited pro forma condensed combined balance sheet as of March 31, 2008
Notes to unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2008
Notes to unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007